Exhibit 10.1

Share Transfer Agreement 股份转让协议
Transferor: Leyan Yang	转让方：Leyan Yang
Address: [*]	地址：[*]
Contact Information: [*]	联系方式：[*]

Transferee: Cheetah Net Supply Chain Service Inc.	受让方：Cheetah Net Supply Chain Service Inc.
Address: 8707 Research Dr, Irvine, CA 92618, USA	地址：8707 Research Dr, Irvine, CA 92618, USA
Contact Information:[*]	联系方式：[*]

Transferor and Transferee are sometimes referred to herein separately as a “Party” and collectively as the “Parties.”	在本协议中，转让方和受让方有时分别称为“一方”，合称为“双方”。

Whereas:	鉴于：
1.The Target Company, Super International Trading Limited (the “Target Company”), is a limited liability company incorporated and validly existing under the laws of Hong Kong, with Business Registration Certificate No. 77777979-000-03-25-6.	1．标的公司浩佳国际贸易有限公司（以下简称“标的公司”）是一家依据香港法律注册成立的有限公司，商业登记证号为77777979-000-03-25-6。
2.The Transferor is the lawful and beneficial owner of all the issued shares of the Target Company (hereinafter referred to briefly as the “Target Assets” or the “Assets”) and holds 100% of the shares of the Target Company.	2．转让方为标的公司全部已发行股份（以下简称“标的资产”或“资产”）的合法持有人。持有标的公司100%的股份。
3.The Transferee is a publicly listed company incorporated under the laws of the State of Delaware, United States, whose shares are listed for trading on the NASDAQ Stock Exchange (stock code: CTNT).	3．受让方是一家依据美国特拉华州法律注册成立、其股票在纳斯达克证券交易所挂牌交易的上市公司（证券代码：CTNT）。
4.After mutual consultations, the Transferor agrees to transfer to the Transferee 100% of the shares of the Target Company held by the Transferor, and the Transferee agrees to acquire such shares in accordance with the conditions and procedures stipulated in this Agreement.	4．经协商，转让方向受让方转让其持有的标的公司100%股份，受让方同意按本协议规定的条件及方式受让该等股份。

Now, therefore, in consideration of the principles of equality and mutual benefit, the Parties hereby agree as follows:	为此，双方本着平等互利的原则，达成如下协议：
Ⅰ.Transfer of the Target Assets	一、标的资产转让
1.The Transferor agrees to transfer to the Transferee 100% of the shares of the Target Company held by it, together with all shareholders’ rights and interests derived therefrom.	1．转让方同意将其持有的标的公司100%股份以及由此所衍生的所有股东权益，转让给受让方。
2. Upon completion of the share transfer, the Transferee shall hold 100% of the shares of the Target Company. From the Closing Date (as defined below), the Transferee, as the sole shareholder of the Target Company, shall be entitled to the rights and subject to the obligations of a shareholder in accordance with the Articles of Association of the Target Company and the Companies Ordinance of Hong Kong.	2．本次股份转让后，受让方持有标的公司100%股份。自交割日起，受让方作为标的公司唯一股东，按照公司章程和香港公司条例享有股东权利和承担相应义务。

Ⅱ.Transaction Arrangement	二、交易方案
(Ⅰ) Summary of the Transaction Arrangement	（一）交易方案概况
The Transferee shall acquire 100.00% shares of the Target Company held by the Transferor by paying in cash (the “Cash Consideration”).	受让方以支付现金的方式购买转让方所持有的标的公司100.00%的股权。
As agreed by the Parties, the aggregate consideration for the transfer of the Target Assets shall be USD 4,980,000. The Transferee shall pay a refundable deposit in the amount of USD 1,500,000 (the “Deposit”) prior to the commencement of its due diligence, which shall be held by a mutually agreed third-party agent and credited toward the aggregate transaction consideration at the Closing. The transaction consideration payable by the Transferee and the method of payment shall be as follows:	经双方协商一致，本次标的资产转让的总对价为498万美元，受让方应于尽职调查开始前支付金额为1,500,000美元的可退还保证金（“保证金”），该保证金将由双方同意的第三方机构保管，并仅在交割完成时释放予转让方并计入总交易对价。受让方支付的交易对价及支付方式具体如下：

Transferor 出让方	Proportion of Shares in the Target Company Subject to Transfer in this Transaction 本次交易转让的标的公司股权比例	Aggregate Transaction Consideration 总交易对价	Cash Consideration 现金对价	Shares Consideration 股份对价	Number of the Shares Consideration 股份对价数量
Leyan Yang	100%	4,980,000	4,980,000	0	0

(II) Payment of the Cash Portion and the Initial Share Consideration	（二）现金对价和首期股份对价的支付

The Transferor shall, within 3 months following the execution of this Agreement, complete all necessary business registration changes relating to the Target Assets, notify the Transferee on the same day upon completion thereof, and deliver the relevant supporting documents. The date on which the Target Assets are duly transferred to the Transferee and the change of shareholder of the Target Company is registered shall constitute the closing date (the “Closing Date”).

The consummation of the Closing shall be subject to the satisfaction (or waiver, where applicable) of the following conditions (the “Closing Conditions”):
(i) approval by the board of directors of the Transferee;
(ii) approval by the shareholders of the Transferee, if required under applicable laws and regulations;
(iii) approval by the board of directors of the Target Company;
(iv) approval by the Transferor;
(v) receipt of all required governmental, regulatory and third-party approvals and consents, with each Party using its reasonable best efforts to obtain such approvals and consents;
(vi) the results of the legal, financial and business due diligence conducted by the Transferee being satisfactory to the Transferee in its sole discretion; and
(vii) no material adverse change having occurred with respect to the Target Company or the Target Assets.

At the closing (the “Closing”), the Transferor shall deliver, or cause the Target Company to deliver, the followings to the Transferee:

转让方应在本合同签订之日起3个月内完成所有标的资产的商业登记变更、商业登记变更完成后当日通知受让方并交付相关材料，将标的资产过户至收购方名下且完成标的公司股东变更登记的日期为“交割日”。

交割条件：本次交易的完成应以满足（或在适用情况下经豁免）以下惯常条件为前提，包括但不限于：

(i)         已取得受让方董事会批准；

(ii)        在适用法律法规要求的情况下，已取得受让方股东批准；

(iii)       已取得标的公司董事会批准；

(iv)       已取得转让方批准；

(v)        已取得所有必要的政府、监管机构及第三方批准和同意，各方应尽合理最大努力取得该等批准和同意；以及

(vi)       由受让方法律、财务及会计顾问开展的尽职调查结果经受让方董事会自行判断后认为满意。

交割时，转让方应向受让方交付或促使标的公司向受让方交付以下文件：

(1) the latest shareholder register of the Target Company (reflecting the Transferor as the sole shareholder);	（1）标的公司最新股东名册（显示转让方为标的公司唯一股东）；
(2) certified copies of the resolutions of the board of directors and shareholders approving the share transfer, the appointment or removal of directors, and the amendment of the Articles of Association;	（2）标的公司董事会及股东会关于批准本次股份转让、变更董事及修订公司章程的决议副本；
(3) the official company seal, finance seal, and other corporate chops;	（3）标的公司公章、财务章等印鉴；
(4) such documents issued by the Hong Kong Companies Registry or other competent governmental authorities as are necessary to evidence completion of Closing;	（4）为完成交割所需的、由香港公司注册处或其他政府部门出具的文件；

(5) any other documents reasonably requested by the Transferee for purposes of the Closing.	（5）受让方要求提供的其他文件。
The Transferee shall, on the Closing Date, pay the Cash Consideration.	受让方应在交割日当日向转让方支付现金对价。
The Parties acknowledge and agree that where the completion of the share consideration payment procedures within the prescribed time frame is prevented due to actions or requirements of competent tax authorities, the securities regulatory commission, stock exchanges, or other governmental or regulatory authorities, the relevant time limits shall be reasonably extended, unless such delay results from the Transferee’s intentional misconduct or gross negligence.	双方同意，如遇相关税务机关、证监会、交易所等相关政府部门或监管机构原因导致股份对价支付程序未在上述限定期限内完成的，双方应同意给予时间上合理地豁免，除非该等手续拖延系因受让方故意或重大过失造成。
(III) Liability Assumption	（三）债务承担

Upon the Closing, the Transferee shall assume only those liabilities of the Target Company that are (i) reflected in the Target Company’s financial statements as of a date agreed by the parties, or (ii) otherwise expressly disclosed to and accepted by the Transferee in this Agreement.

The Transferee shall perform and satisfy such assumed liabilities in accordance with their respective original terms.

在交割时，受让方仅承担标的公司中：（i）在双方约定日期的财务报表中已列示的负债，或（ii）已在本协议中明确披露并经受让方同意承担的负债。受让方应按照该等负债各自原有条款履行或清偿该等已承担的负债。

(IV) Performance Commitment and Compensation	（四）业绩承诺及补偿
In the three years from the first day of the month following the Closing Date, each year shall constitute a performance commitment period (a “ PCP”). During each PCP, the annual revenue of the Target Company shall not be less than 10 million USD (the "Performance Commitment"). If the Target Company fails to achieve the Performance Commitment during any PCP, the Transferor shall compensate the Transferee in cash within 10 business days from the end of such PCP. The aggregate compensation payable by the Transferor during the entire PCP shall not exceed the total consideration of this transaction. The calculation formula is as follows:	交割日次月一日起三年内，每年为一个业绩承诺期。各个年度的业绩承诺期内，标的公司的年营业收入应当不少于1000万美元（“业绩承诺”）。若某一业绩承诺期内，标的公司未能实现业绩承诺，则出让方自该业绩承诺期届满之日起10个工作日内以现金的方式对受让方进行补偿。出让方在业绩承诺期内累计承担的补偿金额总额不超过本次交易总对价。补偿金额的计算公式如下：

C: The compensation for failing to achieve the performance commitment in a PCP

C: 未能在业绩承诺期内实现绩效承诺期的补偿

A: The annual revenue of the Target Company in the PCP

A: 标的公司在该业绩承诺期内的年度营业收入

B: Aggregate Transaction Consideration

B: 总交易对价

(V) Performance Excess Reward	（五）业绩超额奖励
In the five-year period from the first day of the month following the Closing Date, each year shall constitute a Performance Incentive Period (“PIP”). During the annual PIP, if the annual operating revenue of the Target Company exceeds 10 million USD, the Transferee shall, within 10 business days from the end of such PIP, provide an incentive to the Transferor. The incentive method is as follows: for every additional 10 million USD in revenue, an extra 1 million USD in cash or equivalent shares will be paid; no incentive will be given for any portion of revenue below 10 million USD. For example, if the annual operating revenue of the Target Company during a PIP is 28 million USD, the Transferee shall provide the Transferor with 1 million USD in cash or equivalent shares as an incentive.	交割日次月一日起五年内，每年为一个业绩激励期。各个年度的业绩承诺期内，标的公司的年营业收入如果超过1000万美元，则受让方（transferee）自该业绩激励期届满之日起10个工作日内对出让方（transferor）进行激励，激励方式为：每增加1,000万美元收入，额外支付100万美元的现金或者等价股票；收入中不足1,000万美元的部分不给予激励。示例：如标的公司在一个业绩激励期内的年营业收入为2800万美元，则受让方将给予出让方100万美元的现金或者等价股票作为激励。

If, following the Closing, the Transferee issues any shares to the Transferor as part of any incentive arrangement, such issuance shall be subject to compliance with all applicable U.S. securities laws and Nasdaq listing rules. The Transferor agrees that it shall not, without the prior written consent of the Transferee, directly or indirectly sell, transfer, assign, pledge, hedge, or otherwise dispose of any such shares for a period of six (6) months from the date of issuance of such shares, whether in the United States or otherwise	如在交割后，受让方根据任何激励安排向转让方发行股份，该等发行应遵守所有适用的美国证券法律及纳斯达克上市规则（包括在适用情况下取得股东批准）。转让方同意，在该等股份发行之日起六（6）个月内，未经受让方事先书面同意，不得直接或间接转让、出售、让与、质押、对冲或以其他方式处置该等股份，无论该等行为发生在美国境内或境外。
III. Representations and Warranties	三、陈述与保证
(I) Transferee’s Representations and Warranties	（一）受让方陈述与保证
The Transferee hereby represents and warrants in connection with the performance of this Agreement, which representations and warranties shall be deemed repeated as of the Closing Date:	受让方就本协议的履行作出陈述与保证如下，且下述陈述和保证应被视为在交割日重复作出：
1.The Transferee is a corporation duly incorporated, validly existing, and listed on Nasdaq.	1．受让方是一家依法成立且有效存续并于纳斯达克上市的股份有限公司。
2.The Transferee has obtained, to the extent available as of the date of this Agreement, all approvals, consents, authorizations, and licenses required to execute and fully perform this Agreement, and warrants that it possesses the full legal power and authority to execute and perform this Agreement.	2．受让方已依法取得为签署并全面履行本协议所必需的截至本协议签署日可以取得的全部批准、同意、授权和许可，并保证具有合法的权力和权利签署并全面履行本协议。

3.The execution and performance of this Agreement do not violate the Transferee’s organizational document, including its Certificate of Incorporation, bylaws, or any other organizational rules, and do not conflict with any applicable law, regulation, or normative document. Furthermore, the execution and performance of this Agreement will not conflict with any other contract or commitment binding on the Transferee.	3．本协议的签署和履行不违反受让方的公司注册文件、公司章程或其它组织规则中的任何条款或与之相冲突，且不违反任何法律、法规和规范性文件的规定，本协议签署及其履行不会与受让方作为一方或者对其有约束力的其他任何合同或者承诺相冲突。
4.All statements, representations, and information provided by the Transferee to the Transferor in connection with this transaction are true, accurate, and complete, and contain no false representation, misleading statement, or material omission.	4．受让方就本次交易向转让方所作之陈述或说明或其向转让方提供之全部资料均真实、准确、完整，不存在虚假记载、误导性陈述或者重大遗漏。
(II) Transferor’s Representations and Warranties	（二）转让方陈述与保证
The Transferor hereby represents and warrants as follows:	转让方就本协议的履行作出陈述与保证如下：
1. The Transferor is an individual with full legal capacity to execute this Agreement and to exercise its rights and perform its obligations hereunder. The Transferor has obtained, to the extent available as of the date of this Agreement, all approvals, consents, authorizations, and licenses (if any) required to execute and perform this Agreement, and represents and warrants that it has full legal power and authority to do so.	1．转让方为具有完全民事行为能力的自然人，有权签署本协议并行使其在本协议项下的权利及履行其在本协议项下的义务。转让方已在本协议签署之日，在可取得的范围内取得签署及履行本协议所需的全部批准、同意、授权及许可（如适用），并声明及保证其具有签署及履行本协议的充分法律权力和授权。

2.The execution and performance of this Agreement by the Transferor do not and will not violate any applicable law, regulation, or government order, nor conflict with any contract or agreement to which the Transferor is a party or by which it is bound.	2．转让方签署本协议并履行其项下义务没有违反任何对其适用的有关法律、法规以及政府命令，亦不会与以其为一方或者对其有约束力的合同或者协议产生冲突。
3.The Transferor warrants that all representations and warranties contained herein are true, accurate, and complete; all documents, materials, and information provided by the Transferor to the Transferee and the intermediaries involved in this transaction are, in all material respects, true, accurate, complete, and valid, and contain no false statements, misleading representations, or material omissions.	3．转让方保证在本协议中的各项陈述和保证是真实、准确、完整的；转让方已经或在本次交易实施前向受让方及本次交易的中介机构提供的与本次交易有关的所有文件、资料和信息在所有重大方面均是真实、准确、完整和有效的，没有虚假记载、误导性陈述或重大遗漏。
4.The Target Assets are free from any contractual or other restrictions prohibiting or limiting transfer.	4．标的资产不存在禁止转让、限制转让、其他任何权利限制的合同、承诺或安排。

5.The Transferor has full ownership of the Target Assets, which are free from pledges or other encumbrances, and are not subject to seizure, freezing, or any other compulsory measures. There is no pending litigation, arbitration, or other administrative or judicial proceeding that could result in the Target Assets being seized, frozen, expropriated, or restricted. The Target Assets can be lawfully transferred to the Transferee under the laws of Hong Kong, and no third party has any claim over the Target Assets.	5．转让方对标的资产享有完整的所有权，标的资产不存在质押等任何担保权益，不存在冻结、查封或者其他任何被采取强制保全措施的情形，亦不存在任何可能导致上述股权被有关司法机关或行政机关查封、冻结、征用或限制转让的未决诉讼、仲裁以及任何其他行政或司法程序，标的资产依香港法律可以合法转让给受让方，其他第三方对标的资产不存在权利请求。
6.The Transferor confirms that as of the date of this Agreement, the Transferor has no ongoing or pending lawsuits, arbitration, or similar legal proceedings with the Target Company and/or management shareholders or other related parties.	6．转让方确认：截至本协议签署日，转让方与标的公司及/或管理层股东等相关方不存在任何进行中或未决诉讼或仲裁程序或类似法律程序。

IV. Arrangements for the Interim Period	四、过渡期安排
(I) Allocation of Profits and Losses During the Interim Period	（一）过渡期损益安排
The Transferor covenants that, for the period from the execution date of this Agreement until the Closing Date (the “Interim Period”), which shall not exceed 3 months from the execution date of this Agreement unless otherwise agreed by the parties in writing, it shall, within the scope of its shareholder rights in the Target Company, facilitate and ensure the ordinary course operation of the Target Company. Except as required by applicable laws and regulations, as necessary to fulfill its obligations under this Agreement, or as required in response to a force majeure event, the Transferor shall refrain from any act that results in, or may reasonably be expected to result in, a material adverse effect on the business, operations, or financial position of the Target Company.	转让方承诺，自本协议签署日起至交割日止的期间，但不超过自本协议签署日起3个月（除非双方另行书面同意延长），转让方将在其作为标的公司现有股东的权利范围内协助标的公司正常经营，除为遵守法律法规要求、履行本协议项下的义务、或者应对任何不可抗力事件而采取的必要行动外，转让方不会做出致使或可能致使标的公司的业务、经营或财务发生重大不利变化的行为。
(II) Other Interim Matters	（二）过渡期其他事项
Throughout the Interim Period, the Transferor shall adopt all necessary and effective measures, including the exercise of shareholder rights, to ensure that it holds lawful and complete title to the Target Assets, that the ownership of the Target Assets is clear and unencumbered, and that, without the prior written consent of the Transferee, it shall not transfer, dispose of, pledge, or otherwise encumber the Target Assets in any manner.	自本协议签署日起至交割日止的期间，转让方承诺通过采取行使股东权利等一切有效的措施，确保对于标的资产的合法并完整的所有权，保证标的资产权属清晰且无负担，未经受让方事先书面同意，不以任何方式处置标的资产的所有权或在标的资产之上设置质押或其他权利负担。

V. Information Disclosure and Confidentiality	五、信息披露与保密
1.The Parties shall perform their respective information disclosure obligations in connection with this transaction in accordance with applicable laws and regulations.	1．双方应当按照法律法规的有关规定，履行与本次交易相关的各项信息披露义务。
2.Each Party shall keep confidential the other Party’s trade secrets obtained as a result of this transaction (including but not limited to operational data, financial statements, contracts and agreements, and related oral information), and shall not disclose such information to any third party, except as otherwise provided by laws and regulations or with the prior written consent of the other Party.	2．双方对因本次交易事宜而获知的其他方的商业秘密（包括但不限于各种经营数据、财务报表、合同协议书等文字资料和相关的口头信息）负有保密义务，不得向任何第三方泄露，但法律法规另有规定的或经其他方书面同意的除外。
3.Prior to the completion of this transaction, unless disclosure is required by applicable laws and regulations or by securities regulatory authorities, neither Party shall disclose or reveal to any third party any circumstances or details relating to this transaction. In the event of a breach, the breaching Party shall be liable for all losses suffered by the non-breaching Party as a result thereof.	3．在本次交易完成前，非因有关法律法规及证券监管部门的要求，任何一方均应保守秘密，不得公开或向任何第三人透露本次交易相关的任何情况和细节，否则违约方应承担因此造成守约方损失的全部赔偿责任。
4.The following circumstances shall not be deemed a disclosure of information or documents:	4．下列情形不被视为泄露信息和文件：
(1) the disclosed information or documents were publicly known prior to disclosure and the disclosing Party was not at fault;	（1）所披露的信息和文件在披露之前已为公众所知，且披露方对此并无过错；

(2) disclosure made pursuant to mandatory provisions of laws and regulations, or decisions, orders, or requirements of competent governmental authorities (such as the securities regulatory authority), stock exchanges, courts, or arbitration institutions;	（2）根据法律法规的强制性规定，或有管辖权的政府部门（如证监会）或证券交易所的决定、命令或要求，或法院、仲裁机构的判决、裁定或裁决，而进行的披露；
(3) disclosure made, for the purpose of entering into and performing this Agreement, to professional intermediaries (including independent financial advisors, auditors, appraisers, and legal counsel), whether before or after their engagement;	（3）以订立及履行本协议为目的，在聘请各中介机构（包括独立财务顾问、审计师、评估师和律师）之前和/或之后，向各中介机构进行的披露。
(4) submission of relevant materials to competent governmental authorities for the purpose of obtaining approvals or authorizations;	（4）为取得有关政府部门审批或核准而向该有关机关或机构报送相关材料；
(5) disclosure made in accordance with the applicable trading rules of the relevant stock exchange.	（5）根据所适用的证券交易所交易规则进行的披露。

VI. Termination, Amendment and Supplement	六、协议的解除、修改及补充
(I) Termination	（一）解除
1.Unless otherwise provided herein, prior to the Closing Date, this Agreement may be terminated or rescinded in writing upon mutual agreement of the Parties.	1．除本协议另有约定外，于交割日之前，经双方协商一致，可以以书面方式终止或解除本协议。
2.If, after the execution of this Agreement but prior to the Closing Date, any newly enacted or amended applicable laws or regulations render the principal terms of this Agreement substantially inconsistent with such laws or regulations and make continued performance of this Agreement impossible, the Parties shall engage in amicable consultation to amend this Agreement in accordance with the new laws and regulations. If the Parties fail to reach agreement on such amendment within thirty (30) days, either Party shall have the right to unilaterally terminate this Agreement.	2．本协议签署后至标的资产交割日前，适用的法律、法规出现新的规定或变化，从而使本协议的主要内容与法律、法规实质不符且本协议无法继续履行，双方应当友好协商并根据新的法律、法规对本协议进行修改，如果双方在 30 天内未能就协议的修改达成一致意见的，任意一方均有权单方解除本协议。
3.Upon the occurrence of any termination event stipulated in this Agreement, the Parties may terminate this Agreement in accordance with the relevant provisions.	3．发生合同约定的解除事由时，双方可依据相关条款解除合同。
(II) Amendment and Supplement	（二）修改及补充
As respect to matters not covered or not clearly defined in this Agreement, the Parties may, upon mutual consultation, execute a written supplemental agreement to make necessary amendments and supplements. Any such supplemental agreement (if any) shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.	就本协议未尽事宜或未明确的事项，双方协商一致后可签署书面补充协议对本协议进行必要的修改和补充，补充协议（如有）应作为本协议的组成部分，与本协议具有同等法律效力。

VII.Taxes	七、税费
The Parties agree that any taxes or fees incurred in connection with the execution of this transaction shall be borne by each Party in accordance with the applicable laws.	双方同意，因办理本次交易相关事宜过程中所发生的其他各种税费，由双方依据适用法律规定各自承担。
VIII. Force Majeure	八、不可抗力
1.As used in this Agreement, a “Force Majeure Event”means any event arising after the date of this Agreement that is beyond the reasonable control of the affected Party, which could not have been reasonably foreseen or, if foreseeable, could not have been prevented or overcome, and which renders the performance of all or part of this Agreement objectively impossible or impracticable. Such events include, without limitation, floods, fires, droughts, typhoons, earthquakes, other natural disasters, governmental actions, epidemics, riots, civil unrest, and wars.	1．本协议所称“不可抗力事件”是指受不可抗力影响一方不能合理控制的，无法预料或即使可预料到也不可避免且无法克服，并于本协议签署日之后出现的，使该方对本协议全部或部分的履行在客观上成为不可能或不实际的任何事件，包括但不限于水灾、火灾、旱灾、台风、地震等其他自然灾害、政府行为、流行性疾病、骚动、暴乱及战争。
2.In the event that a Party is unable to perform or fully perform its obligations under this Agreement due to a Force Majeure Event, that Party shall promptly notify the other Party in writing and, within seven (7) Business Days of the occurrence, provide details and valid evidence explaining the reasons why performance of all or part of this Agreement is impossible or needs to be delayed.	2．如因不可抗力事件致使任何一方不能履行或不能完全履行本协议时，该方应立即将该等情况以书面形式通知本协议其他方，并在该等情况发生之日起七（7）个工作日内提供详情及本协议不能履行或者部分不能履行或者需要延期履行的理由的有效证明。

3.Non-performance or partial non-performance of obligations under this Agreement caused by a Force Majeure Event shall not constitute a breach. Performance of such obligations shall be suspended during the period of the Force Majeure Event. Upon cessation or removal of the Force Majeure Event or its effects, the affected Party shall immediately resume performance of its obligations. If the Force Majeure Event and its effects persist for thirty (30) days or more, resulting in the inability of any Party to continue performance of this Agreement, any Party shall have the right to terminate this Agreement. Neither Party shall be held liable for failure to perform under this Agreement due to such Force Majeure Event occurring without fault.	3．如一方因不可抗力事件，部分或全部不能履行本协议项下的义务，将不构成违约，该义务的履行在不可抗力事件妨碍其履行期间应予中止。不可抗力事件或其影响终止或消除后，该方须立即恢复履行各自在本协议项下的各项义务。如不可抗力事件及其影响持续三十（30）日或以上并且致使协议任何一方丧失继续履行本协议的能力，则任何一方有权决定终止本协议。协议双方均无过错的，不追究协议双方在此事件发生后未履行约定的违约责任。
IX. Breach Liability	九、违约责任
1.From the date of this Agreement, except in the case of a Force Majeure Event, any Party that fails to perform, delays performance, or improperly performs any of its obligations under this Agreement, or breaches any representations, warranties, or undertakings herein, shall constitute a breach and shall bear liability for such breach in accordance with applicable law.	1．自本协议签署日起，除不可抗力事件以外，任何一方不履行或不及时、不适当履行本协议项下其应履行的任何义务，或违反其在本协议项下作出的任何陈述、保证或承诺，均构成其违约，应按照法律规定承担违约责任。

2. If a Party fails to perform its obligations under this Agreement and causes actual losses to the other Party, the breaching Party shall compensate the non-breaching Party for reasonable actual economic losses. Such losses include, but are not limited to, reasonable audit fees, valuation fees, financial advisory fees, legal fees, travel expenses, and other reasonable costs incurred in connection with this transaction, as well as arbitration costs, litigation costs (if any), legal fees, travel costs, and other reasonable expenditures incurred to safeguard its legal rights.	2．本协议一方未按本协议之规定履行其义务，给另一方造成实际损失的，违约方应赔偿履约方的合理实际经济损失。该等损失包括但不限于：守约方为本次交易而发生的合理的审计费用、评估费用、财务顾问费用、律师费用、差旅费用等，以及另一方为维护自身合法权益而支付的仲裁费用、诉讼费用（如有）、律师费用、差旅费用等合理支出。
3. After execution of this Agreement, except as otherwise provided, any Party that violates the terms of this Agreement, unilaterally terminates the Agreement, fails to cooperate in effecting the delivery of the Target Assets, or takes actions indicating non-performance that prevent the transaction from proceeding shall be deemed in breach.	3．本协议签署后，除本协议另有约定外，如任何一方违反本协议约定、单方面解除本协议、不配合办理标的资产交割、或者以实际行动表示不履行本协议导致本次交易无法继续推进的，视为违约。
4. Before the Closing Date, if any Party materially breaches any representations, warranties, or undertaking under this Agreement and fails to cure such breach within thirty (30) days following notice from the non-breaching Party, the non-breaching Party shall be entitled to unilaterally terminate this Agreement and the transaction, and may require the breaching Party to assume liability for breach under the terms of this Agreement.	4．于交割日前，如任意一方严重违反其在本协议项下做出的任何声明、保证和承诺，并且该违约行为在收到守约方通知后30 天内仍未得到纠正的，守约方有权单方解除本协议并终止本次交易，同时有权要求违约方按照协议约定承担违约责任。

5. If the Transferor does not complete delivery of the Target Assets within the specified period, the Transferee shall have the right to require the Transferor to pay liquidated damages; if the delay exceeds 10 days, the Transferee may terminate this Agreement.	5．转让方未在规定时间内完成标的资产的交割，每逾期一日，受让方有权要求转让方支付违约金；逾期超过10日，受让方有权解除本协议。
6. After execution of this Agreement, if the transaction cannot proceed due to failure to obtain approval from the shareholders' meeting of the Transferee, legal or regulatory restrictions, failure of approval by securities regulators, or the occurrence and continuation of a Force Majeure Event resulting in termination under this Agreement, or due to circumstances beyond the control of either Party leading to non-approval or prevention of the transaction by the U.S. Securities and Exchange Commission or Nasdaq, the Parties may negotiate whether to continue the transaction. If no agreement is reached and this Agreement has not been terminated, either Party may unilaterally terminate this Agreement, and such termination shall not constitute a breach. Nevertheless, each Party shall remain liable for any unremedied material breach of its representations, warranties, or undertakings that occurred prior to such termination	6．本协议签署后，如因受让方股东会审议未通过、法律法规限制或证券监管机构等有权机关未能批准本次交易、或因出现和持续不可抗力事件导致本次交易根据本协议约定终止的情形，或因不可归责于双方的原因导致的、在美国证监会或纳斯达克交易所不批准或阻止相关交易的进行，双方可另行协商决定是否继续推进本次交易，如双方无法就继续推进本次交易事宜达成一致意见的且本协议未被终止的，则双方均有权单方面解除本协议，该解除行为不构成违约。尽管有前述规定，各方仍应当对本协议解除前发生的尚未纠正的、严重违反其陈述、保证或承诺的行为承担责任。

X. Applicable Law and Dispute Resolution	十、法律适用及争议解决
The formation, validity, interpretation, performance, and dispute resolution of this Agreement and the arbitration agreement shall be governed by the laws of the Hong Kong Special Administrative Region.	本协议及仲裁协议的订立、效力、解释、履行和争议解决均适用【香港特别行政区】法律。
Any disputes arising from or in connection with this Agreement shall be settled through amicable negotiations between the Parties. If negotiations fail, either Party shall be entitled to submit the dispute to the Hong Kong International Arbitration Centre (HKIAC) for arbitration in accordance with the then-current arbitration rules of HKIAC. The seat of arbitration shall be Hong Kong, and the language of arbitration shall be English or Chinese (at the discretion of the Party initiating the arbitration).	因本协议引起的或与本协议有关的任何争议，双方应首先友好协商解决；协商不成的，任何一方均有权将该争议提交【香港国际仲裁中心（HKIAC）】，按照申请仲裁时该会现行有效的仲裁规则进行仲裁。仲裁地为香港，仲裁语言为英文或中文（以提起仲裁一方的选择为准）。
For the purposes of this clause, “disputes” include all disputes relating to the validity or interpretation of this Agreement, the performance of the contract, liability for breach, as well as any amendments, rescission, or termination of this Agreement.	本条所述之争议系指双方对协议效力、内容的解释、合同履行、违约责任以及协议变更、解除、终止等发生的一切争议。

XI. Effectiveness	十一、效力
This Agreement shall enter into force upon signature by the authorized representatives of both Parties and affixation of their respective official seals.	本协议自双方授权代表签字并加盖公章之日起生效。
This Agreement is written in Chinese and English. In the event of any discrepancy or inconsistency between the English and Chinese versions, the English version shall prevail.	本协议以中英文书就，如英文版本与中文版本有不相同或不一致之处，则以英文版本为准。
This Agreement is executed in 2 originals, with each Party holding one originals, each having equal legal effect.	本协议一式两份，各方各执一份，具有同等法律效力。
(The remainder of this page is intentionally left blank.)	（以下无正文）

（Signature Page）	（以下无正文，为《股份转让协议》的签字页）

Transferor转让方

(Seal盖章 / Signature签字): ______________________________

Date签署日期:______________________________

Transferee受让方 (Seal): Cheetah Net Supply Chain Service Inc.

Signed (Seal盖章 / Signature签字): ______________________________

Date签署日期:______________________________